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                                                                     EXHIBIT 5.0


                                  July 6, 1998

Burr-Brown
6730 Tucson Boulevard
Tucson, Arizona 85706


     Re: Burr-Brown Corporation Registration Statement on Form S-8 for 3,600,000 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

     We have acted as counsel to Burr-Brown Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an additional 3,000,000 shares of common stock and related stock options for issuance under the Company's 1993 Stock Incentive Plan (the "Incentive Plan") and (ii) 600,000 shares of common stock and related stock purchase rights for issuance under the Employee Stock Purchase Plan (the "Purchase Plan").

     This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the establishment of the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances in accordance with the Plan and the Registration Statement or (c) the provisions of the Purchase Plan and the purchase rights thereunder and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Purchase Plan or the shares of common stock issuable under such plans.

                                   Very truly yours,

                                   /s/  BROBECK, PHLEGER & HARRISON LLP

                                   BROBECK, PHLEGER & HARRISON LLP